Exhibit 21

                       Subsidiaries of Registrant

The following is a list of all the registrant's direct and indirect subsidiaries, state of incorporation or organization and the percentage ownership by Heartland of each.


Name of Subsidiary                                            State       Ownership

         CMC Heartland Partners                               N/A            99.99%

         Heartland Development Corporation                    Delaware         100%

         CMC Heartland Partners I, Limited Partnership        Delaware          (a)

         CMC Heartland Partners II, LLC                       Delaware          (b)

         CMC Heartland Partners III, LLC                      Delaware          (b)

         CMC Heartland Partners IV, LLC                       Delaware          (b)

         CMC Heartland Partners V, LLC                        Delaware          (b)

         CMC Heartland Partners VI, LLC                       Delaware          (b)

         CMC Heartland Partners VII, LLC                      Delaware          (b)

         CMC Heartland Partners VIII, LLC                     Delaware          (b)

         Lifestyle Communities, Ltd.                          Delaware          (b)

         Lifestyle Construction Company, Inc.                 Delaware          (b)



(a)CMC Heartland Partners I, Limited Partnership is owned by CMC Heartland Partners as sole limited partner and Heartland Development Corporation as sole general partner.

(b)CMC Heartland Partners II, III, IV, V, VI, VII, VIII and Lifestyle Communities, Ltd. and Lifestyle Construction Company, Inc. are all 100% owned by CMC Heartland Partners.